UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2023

NEXT-ChemX Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-56379	32-0446353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Mopac Expressway South, Building 1, Suite 300

Austin, TX. 78746

(Address of Principal Executive Offices)

(512) 663-2690

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
COMMON	CHMX	OTC

Item 1.01. Entry into a Material Definitive Agreement.

On March 27, 2023, NEXT-ChemX Corporation (the “Company”) entered into a Contractual Partnership Agreement (“Agreement”) with the UK AIM listed company Clontarf Energy plc (“Clontarf”) defining a Texas domiciled partnership (“Partnership”) to be known as the “Clontarf NEXT-ChemX JV. The purpose of the Partnership will be to provide the Company and Clontarf (together the “Partners”) with a form of cooperation enabling them to negotiate with “Pública Nacional Estratégica Yacimientos de Litio Bolivianos” (the ‘National Strategic Public Company of Bolivian Lithium Deposits’ or “YLB”) to mine and extract lithium. Once agreement is reached with YBL, the lithium exploitation rights will be exploited through a newly formed corporate joint venture organized in Bolivia by the Partners on a 50/50 basis (subject to certain dilution provisions set out below) (“JVCo”). The Partnership will manage the exclusive right to deploy the Company’s ion-Targeting Direct Extraction (“iTDE”) technology for lithium extraction in Bolivia through defined phases expected to lead to the formation of the JVCo and dissolution of the Partnership in a third phase. The Agreement also contains certain obligations between the partners, including the issuance of shares in their respective companies to each other, as set out below.

The Agreement sets out the plan of cooperation by defining an initial phase in which the Company undertakes to complete a pilot system to test its iTDE technology on specific Bolivian brines (“Initial Phase”). Following a successful demonstration of the technology before representatives from YLB and having obtained an understanding with YLB of the terms under which the Partnership may deploy a commercial pilot plant in Bolivia, the second phase of cooperation will commence (“Second Phase”). During the Second Phase, the Partnership will undertake to finance and deploy a commercial pilot plant designed and developed by the Company in Bolivia to begin the extraction lithium for an agreed to demonstrate the commercial and ecological profile of the iTDE technology. If the Bolivian pilot plant proves successful, the Second Phase is expected to lead to the execution of a licensing, extraction and exploitation agreement between JVCo and YLB (and / or third parties working with YLB) to commence the path to the commercial exploitation of one or more Bolivian lithium deposits (“Exploitation Agreement”). As an inducement to YLB to conclude the Exploitation Agreement, the Partners may agree to grant YLB (or the third parties) an equity interest in JVCo, diluting the Partners’ interests equally. During the final phase of cooperation, the Partnership will be wound up and the Agreement terminated, being replaced by the JVCo, with any further obligations between the Partners being governed, as necessary, by a shareholders’ agreement.

The iTDE technology will be and remain at all times the property of the Company. Nothing in the Agreement nor the subsequent relationship with the JVCo will either transfer the iTDE technology to the Partnership, the JVCo or to any third party, or give any ownership rights of any development or improvement of the said technology to any such persons. The iTDE systems deployed in Bolivia will remain the property of the Company. The iTDE systems deployed will be managed by the Company directly under a separate agreement (“iTDE Maintenance Contract”) with the key extraction units of the iTDE system deployed being owned by the Company. The iTDE Maintenance Contract expenses will be remunerated such as to pay the “at cost” price of the activities carried out and materials supplied as well as reasonable administration fees. It is not intended that NCX derive material profits from the iTDE Maintenance Contract. NCX shall give a general accounting of the expenses and costs but is not required to make full disclosure of the work, chemicals, processes, timing, material sources, or other information pertinent to the iTDE Technology.

Entry into force and Termination.

The Partnership Agreement will enter into force 3 working days following: (i) the Company demonstrating to Clontarf that it has cash of more than $500,000 available to cover operations and commitments, (ii) payment by Clontarf to NCX of US$500,000 to secure for the Partners’ cooperation the exclusive rights to use the iTDE Technology on the territory of Bolivia to extract lithium from Bolivian brines (“Exclusivity Fee”), and (iii) the issuance by Clontarf to the Company of 192,500,000 Clontarf shares in certificated form immediately and an additional 192,500,000 Clontarf shares in certificated form under an agreement subjecting the said shares to a “locked in period” restricting the trading of the share for a period of 12-months from issuance. Certificates for such locked-in shares shall be held by Clontarf until released.

The Partnership Agreement will terminate with the unanimous consent of all Partners, or on the occurrence of one of the following events: (i) following the formation of JVCo; or (ii) in the event that the JVCo is not formed, within three (3) years from the entry into force of the Partnership Agreement; or (iii) in the event of the involuntary withdrawal of a Partner (as described below).

The events that will result in the dissolution of the Partnership due to the involuntary withdrawal of a Partner are (without limitation): liquidation or insolvency of a Partner; Partner incompetence; breach of fiduciary duties by a Partner; criminal conviction of a Partner; expulsion of a Partner; operation of law against a Partner; or any act or omission of a Partner that can reasonably be expected to bring the business or societal reputation of the Partnership into disrepute.

Management Operation and Control

The management, operation and control of the Partnership and its business will be decided by the unanimous vote of the Partners at a meeting fixed by giving reasonable notice and may be held in person or electronically. All decisions affecting the Partnership can be made at such meeting, provided however: (a) the Company shall have the right to decide on any issues that relate to the iTDE Technology and its process systems including: their use, implementation and demonstration; the manner of their deployment and any operational issues relating thereto, provided however, this shall be done in the interest of furthering the Partnership’s purpose within the constraints of the extraction system; and the Company shall also decide on all matters relating to the pursuit, maintenance, defense and enforcement of the iTDE Technology; and (b) Clontarf shall have the right to make any decisions regarding the negotiations with YLB, third parties dealing with YLB and the terms of the arrangement with YLB, provided however, any benefits derived from the Exploitation Agreements will vest in the Partnership or JVCo with the Partners treated equally.

Each Partner will appoint, compensate and reimburse a manager (“Manager”) granting them authority to make decisions on behalf of and to bind the Partners they represent to any and all decisions made in management of the Partnership. Decisions taken by the Managers shall always be unanimous. Managers shall have the right do and perform all acts as may be necessary or appropriate to the conduct of the Partnership’s business, including the specific list contained in the Agreement, however, without Partner approval, the Managers are excluded from decisions to:

(a)	Issue additional Partnership interests relating to funding the Bolivian pilot plant;
(b)	Sell or otherwise dispose of all or substantially all of the Partnership property or any Partnership property, other than in the ordinary course of business;
(c)	Hypothecate any Partnership property to the extent that the secured indebtedness from such hypothecation would exceed $10,000;
(d)	Incur or refinance any indebtedness for money borrowed by the Partnership, whether secured or unsecured and including any indebtedness for money borrowed from a Partner if, after such financing, the aggregate indebtedness of the Partnership would exceed $100,000;
(e)	Incur any liability or make any single expenditure or series of related expenditures in an amount exceeding $50,000;
(f)	Construct any capital improvements, repairs, alterations or changes involving an amount in excess of $50,000;
(g)	Lend money to or guaranty or become surety for the obligations of any Person;
(h)	Compromise or settle any claim against or inuring to the benefit of the Partnership involving an amount in controversy in excess of $50,000;
(i)	Cause the Partnership to commence a voluntary case as debtor under the United States Bankruptcy Code;
(j)	Take any action which, pursuant to this Agreement, specifically requires the consent or approval of Partners; or
(k)	Enter into any agreement, arrangement or understanding, written or oral, to do any of the above.

The following list of actions by the Managers also requires the unanimous consent of all Partners:

(a)	assigning check signing authority;
(b)	committing the Partnership to new liabilities or obligations totaling over $5,000.00;
(c)	incurring single expenditures or any series of related expenditures that exceed $5,000.00;
(d)	selling or encumbering of any Partnership asset whose fair market value exceeds $10,000.00;
(e)	hiring any employee;
(f)	firing of any employee except in the case of gross misconduct that exposes the Partnership to possible liability;
(g)	waiving or releasing any Partnership claim except for full consideration; and
(h)	endangering the ownership or possession of Partnership property.

Neither Managers, Partners, nor any persons appointing or controlling them shall have an exclusive duty to act on behalf of the Partnership. Each may have other business interests and may engage in other activities in addition to those relating to the Partnership, provided that they shall not incur any liability to the Partnership or to any of the Partners as a result of engaging in any other business or venture.

No Partner will be liable to the Partnership, or to any other Partner, for any mistake or error in judgment or for any act or omission done in good faith and believed to be within the scope of authority conferred or implied by this Agreement or the Partnership.

Managers shall have liability for any loss or damage caused to the Partnership or the Partners that is the result of gross negligence, fraud, deceit, willful misconduct, or intentional breach of this Agreement. Managers shall be indemnified for any loss in connection with their activities in connection with the establishment, management or operations of the Partnership provided however the indemnification shall in no event cause the Partners to incur any liability beyond their total agreed contributions to capital and any undistributed profits of the Partnership, nor shall it result in any liability of the Partners to any third party.

Managers may resign or be replaced at any time.

Decisions regarding the distribution of profits, the allocation of losses, and the requirement for contributions as well as all other financial matters will be decided by a unanimous vote of the Partners, provided however, in the absence of a decision, any net profits and losses of the Partnership, for both accounting and tax purposes, will accrue to and be borne by the Partners in proportion to their respective contributions to the capital of the Partnership.

No Partner will be required to make a capital contribution. During the Initial Phase, each of the Partners will be responsible for organizing and paying for all their work and costs, provided however, corporate organization and compliance costs will be made by the Partnership. During subsequent phases, the Partners must agree to any capital contributions. Any advance of money to the Partnership must be unanimously agreed and will be deemed a debt owed by the Partnership to the financing Partner and will not operate a change in the ownership proportions of the Partners; provided however, when financing the cost of the Bolivian Pilot Plant (based on the budget provided by the Company), any amounts required exceeding $100,000, should be made by funding to the capital of the Partnership and may operate to change the ownership if the Partnership in the following manner:

Each Partner will have equal opportunity cover the required financing by making contributions to the capital of the Partnership in proportion to that Partner’s share of the Partnership, however, in the event that a Partner is unwilling or unable to meet such additional required contribution within a reasonable period, then the remaining Partner may contribute that proportion remaining unfunded.

In this event, the additional capital contribution of such Partner will be made against an increase in the ownership percentage in the Partnership by the contributing Partner proportionally, provided however, such increase will not decrease the other Partner’s interest to below 25% of either the Partnership or JVCo.

Any debt liability to any Partner will be repaid by the Partnership with interest at rates and times to be determined by a majority of the Partners within the limits of what is required or permitted under Texas law.

No Partner will be compensated for services rendered to the Partnership, except for (a) the reimbursement of expenses directly related to the creation, payment of any taxes required and the continued existence of the Partnership, (b) expenses defined under the iTDE Maintenance Contract; and (c) all agreed travel by any Bolivian officials or YLB representatives requested to visit the US to attend the trials of the iTDE Technology and negotiations, to include the cost of visas, travel, lodging and entertainment.

Accounts will be maintained in US GAAP. Following the fiscal year end on December 31, the Partnership will produce audited financial statements and an annual report to the Partners on its activities. Partners have the right at their expense to require an additional audit by auditors acceptable to both partners not more than once per fiscal year.

Certain obligations of the Partners to each other and to the Partnership

As an inducement to enter into the Partnership, the Company will issue to Clontarf a certain number of fully paid restricted shares of common stock of the Company representing the US dollar value of $500,000 at the issuance price fixed at the next completed equity raising that is closed and reported to the SEC; such shares will be issued at the earlier of the closing of the next equity raising carried out by the Company or 12 months from the date of the Agreement

The Company undertakes to use the Exclusivity Fee, duly supplemented by other funds available to it as required, towards the completion of the construction and testing of its pilot plant able to commercially test brines supplied from Bolivia (without any guarantee of result) and to provide the Partnership at its expense with the results of the analysis of reasonable quantities of such Bolivian brines to enable the evaluation of the extraction kinetics.

In consideration of the payment of the Exclusivity Fee, NCX agrees to grant to the Partnership and JVCo an exclusive license to use iTDE technology (as may be amended or improved) in the country of Bolivia for the recovery of lithium from brine solutions for the duration of the Agreement and, provided JVCo is formed and vested with the right to exploit lithium extraction rights in Bolivia, to JVCo. This license shall be subject to the condition that the Partnership and later JVCo execute a iTDE Maintenance Contract that will enable the Company to manage the ongoing configuration and system management of the iTDE systems deployed as required to operate the iTDE Technology effectively. The license shall be non-transferrable, with no right to sub-license. This license shall be at no cost and royalty free. All terms and conditions of this license grant shall be set forth and controlled by a separate License Agreement to be entered into by the Parties.

For as long as the Partnership or the JVCo remain operational, and provided a transaction is concluded within two years from the date of the Agreement, Clontarf will be entitled to a 15% contributing interest in the Company’s component of the agreed structure in the event of any successful transaction between the Company and two specific named companies. The entitlement of Clontarf to any fees shall be limited to any participation by the Company in the ownership of the equity of any joint ventures or other forms of corporate cooperation between the Company and those two entities. Such entitlement shall exclude any participation in any iTDE Maintenance Contract or any similar tolling, servicing or maintenance arrangement under which NCX shall manage the iTDE Systems deployed. The Company undertakes to negotiate with the two agreed entities in good faith to maximize the benefit of participation in the ventures with these companies but not to the detriment of the terms of any iTDE Maintenance Contract or any similar tolling, servicing or maintenance arrangement.

As an inducement to enter into the Partnership, Clontarf will issue to the Company the following Clontarf fully paid ordinary shares under the following conditions:

(a)	if, in the opinion of Clontarf, acting reasonable, the processing of brines from Bolivia through the Company’s pilot plant system is successful (i.e. with reasonably adequate purities, recoveries and costs) and leads to the commencement of Phase Two, then Clontarf will issue 250,000,000 shares in certificated form (half of which will not be freely tradeable and remain locked under a specific documented lock in agreement and held by Clontarf for 12 months from the date of issue); and

(b)	upon the entry into a construction and processing contract or other arrangement between JVCo and YLB in respect of the processing of Bolivian brines utilizing the Company’s processing technology, 250,000,000 Shares in certificate form (half of which will be locked in for 12 months from the date of issue as shall be documented in a specific lock in agreement and the certificates for such locked in shares shall be held by Clontarf for the said locked in period.

Governing Law and Dispute Resolution

The Agreement is construed in accordance with and exclusively governed by the laws of the State of Texas. Disputes arising from or relating to the Agreement, that are unresolved by negotiation or mediation, may be referred to arbitration by a single arbitrator to be agreed upon by all the Partners, or in default of agreement thereon, at the request of either Partner to the American Arbitration Association to make such nomination. Arbitration will be carried out in Austin, Texas in accordance with the Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Notwithstanding this arbitration provision, the Partners submit to the jurisdiction of the courts of the State of Texas for the enforcement of this Agreement or any arbitration award or decision arising from this Agreement.

Other terms and conditions

This description of the terms and conditions of the Agreement is qualified in its entirety and supplemented by the written terms and conditions of the Agreement itself that is attached hereto as Exhibit 1.1.

As a cost and under separate arrangement, the Company is required to transfer half of the shares received from Clontarf to remunerate certain non-related third parties for their introduction of Clontarf to the Company and to remunerate their efforts in the negotiation and finalization of the Agreement.

Item 1.02. Termination of a Material Definitive Agreement

The disclosures under Item 1.01 are incorporated in this Item 1.02 by reference.

On March 24, the Heads of Agreement (“HoA”) signed on February 14, 2023, between the Company and Clontarf that provided for the formation of a 50:50 Joint Venture intended to be the vehicle the parties use to market and deploy the Company’s ion-Targeting Direct lithium Extraction (“iTDE”) technology in Bolivia was terminated and replaced in its entirety by the Agreement in accordance with the terms of Section 44.14 of the Agreement.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosures under Item 1.01 are incorporated in this Item 3.02 by reference.

The Company has undertaken the obligation in accordance with the Agreement to issue unregistered shares of Common Stock of the Company with a value equivalent to $500,000 to Clontarf, either during its next private placement or public offering of the shares of Common Stock of the Company, or within 12 months from the date of the Agreement, whichever is sooner. In accordance with the Agreement, such shares shall be fully paid. The offering price at which the said next offering will be closed shall define the number of shares issued: by dividing the said offering price into $500,000 in the usual way. A fraction of a share will be rounded up to the nearest whole share.

On March 27, 2023 the Company launched a $2.5 million dollar offering of restricted shares of common stock at $5 per share. On the same date, qualified investors subscribed to a total of $500,000 and the Company closed on this initial amount making the funds available for use by the Company. This initial closing will result in the issuance of 100,000 unregistered, restricted shares of common stock of the Company. The Offering remains open for further investment by qualified investors until the target amount is reached or increased.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

The following documents are filed herewith:

Exhibit No.	Description

Exhibit 1.1	Contractual Partnership Agreement.

Exhibit 99.1	Press Release

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2023	By:	/s/ J. Michael Johnson
	Name:	J. Michael Johnson
	Title:	President